UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2016

BRUSHY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54957	45-5634053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 E. Sonterra Blvd., Suite 1220
San Antonio, Texas 78248
(Address of Principal Executive Offices)(Zip Code)

(210) 999-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.

Third Amendment to Agreement and Plan of Merger

As previously disclosed in the Current Report on Form 8-K filed by Brushy Resources, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission, on December 31, 2015, the Company, Lilis Energy, Inc. (“Lilis”) and Lilis Merger Sub, Inc. (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 29, 2015, as amended on January 20, 2016 and March 24, 2016.

On June 22, 2016, the Company, Merger Sub and Lilis entered into an amendment to the Merger Agreement (the “Amendment”). Pursuant to the Amendment, the closing conditions set forth in Sections 6.2(e) and (f) and Sections 6.3(g) and (h) were eliminated in their entirety. A copy of the Amendment is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.

Forbearance Amendment and Debt Pay-Off

On June 22, 2016, in connection with the completion of the Merger (as defined below), the Company, Lilis and Independent Bank (the “Lender”), the Company’s senior secured lender, entered into an amendment to the Company’s Forbearance Agreement with the Lender (the “Fourth Amendment”), which, among other things, provided for a pay-down of $6.0 million of the principal amount outstanding on the loan (the “Loan”), plus fees and other expenses incurred in connection with the Loan, in exchange for an extension of the maturity date through December 15, 2016, at an interest rate of 6.5%, payable monthly. Additionally, Lilis agreed to (i) guaranty the approximately $5.5 million aggregate principal amount of the Loan, (ii) grant a lien in favor of the Lender on all of Lilis’ real and personal property, (iii) restrict the incurrence of additional debt and (iv) maintain certain deposit accounts with various restrictions with the Lender.

As a condition of the Fourth Amendment and pursuant to the Merger Agreement, the Company has completed the divestiture of certain of its assets in South Texas to its subordinated lender in exchange for the extinguishment of $20.5 million of subordinated debt, payment of $500,000 in cash, the issuance of a $1.0 million subordinated note, and a warrant to purchase 200,000 shares of common stock of the Company.

A copy of the Fourth Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 23, 2016 (the “Effective Time”), Lilis completed its acquisition of the Company pursuant to the Merger Agreement, as amended by the Amendment described above under Item 1.01, whereby Merger Sub merged with and into the Company (the “Merger”) with the Company continuing as the surviving corporation and a direct wholly-owned subsidiary of Lilis (the “Surviving Corporation”). In connection with the completion of the Merger, after taking into account the effect of Lilis’ reverse stock split at fixed ratio of 1-for-10, each outstanding share of Company common stock was exchanged for approximately 0.4550916 shares of Lilis common stock, resulting in an aggregate of approximately 5.8 million shares of Lilis common stock being issued to the Company’s stockholders in connection with the closing. Additionally, at the Effective Time, each option to purchase shares of the Company’s common stock and each warrant to purchase shares of the Company’s common stock outstanding immediately prior to the Effective Time (whether vested, unvested or exercisable) were cancelled and retired, ceased to exist and are of no further force and effect.

A copy of the Merger Agreement was attached to the Current Report on Form 8-K filed on December 31, 2015 as Exhibit 2.1 and is incorporated herein by reference, and a copy of each of the First Amendment and Second Amendment to the Merger Agreement was attached to the Current Report on Form 8-K filed on January 20, 2016 and March 24, 2016 as Exhibit 2.1, respectively, and each is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

From and after the Effective Time, pursuant to the Merger Agreement, Abraham Mirman serves as the Chief Executive Officer and President, Treasurer/Assistant Treasurer and sole director, and Ariella Fuchs serves as the Secretary of the Surviving Corporation and will hold office in accordance with the Delaware General Corporation Law and the Surviving Corporation’s organizational documents. As a result of the Merger, the officers and directors of the Company immediately prior to the Effective Time no longer serve in such capacities with Surviving Corporation.

Abraham Mirman joined Lilis’s Board of Directors on September 12, 2014. He currently serves as Lilis’s Chief Executive Officer and has held that position since April 21, 2014. Prior to being appointed to his current position of Chief Executive Officer, Mr. Mirman served as Lilis’s President beginning in September 2013. During that same time, from April 2013 until September 2014, Mr. Mirman served as the Managing Director, Investment Banking at T.R. Winston & Company, LLC, or TRW. Between 2012 and February 2013, Mr. Mirman served as Head of Investment Banking at John Thomas Financial. From 2011 to 2012, Mr. Mirman served as Head of Investment Banking at BMA Securities. Lastly, from 2006 to 2011, Mr. Mirman served as Chairman of the Board of Cresta Capital Strategies LLC. During Mr. Mirman’s service as Chief Executive Officer, Lilis have completed several significant capital raising transactions and negotiated a final settlement with its senior secured lender.

Ariella Fuchs joined Lilis in March 2015. Prior to that, Ms. Fuchs was an associate with Baker Botts L.L.P. from April 2013 to February 2015, specializing in securities transactions and corporate governance. Prior to joining Baker Botts L.L.P, she served as an associate at White & Case LLP and Dewey and LeBoeuf LLP from January 2010 to March 2013 in their mergers and acquisitions groups. Ms. Fuchs received a J.D. from New York Law School and a B.A. in Political Science from Tufts University.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
2.1	Third Amendment to Agreement and Plan of Merger, dated as of June 22, 2016, among Lilis Energy, Inc., Lilis Merger Sub, Inc. and Brushy Resources, Inc.
10.1	Fourth Amendment to Forbearance Agreement, dated as of June 22, 2016, among Brushy Resources, Inc., ImPetro Resources, LLC, ImPetro Operating, LLC, and Independent Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2016	BRUSHY RESOURCES, INC.

	By:	/s/ Abraham Mirman
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit	Description
2.1	Third Amendment to Agreement and Plan of Merger, dated as of June 22, 2016, among Lilis Energy, Inc., Lilis Merger Sub, Inc. and Brushy Resources, Inc.
10.1	Fourth Amendment to Forbearance Agreement, dated as of June 22, 2016, among Brushy Resources, Inc., ImPetro Resources, LLC, ImPetro Operating, LLC, and Independent Bank.